Exhibit 10.5

                                PROMISSORY NOTE

$2,900,000.00                                              Seattle, Washington
                                                                 June 20, 1996

      The undersigned, ACE NOVELTY ACQUISITION CO., INC., a Texas corporation ("Maker"), hereby promises to pay to ACE NOVELTY CO., Inc., a Washington corporation, or order ("Holder"), the principal sum of TWO MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,900,000.00), in lawful money of the United States of America, together with interest thereon, all as hereinafter provided and upon the following agreements, terms and conditions.

      1. ASSET PURCHASE AGREEMENT. This Promissory Note is delivered pursuant to the terms of that certain Asset Purchase Agreement dated as of May 1, 1996, by and among Maker; Holder; Play By Play Toys & Novelties, Inc., a Texas corporation and the parent corporation of Maker; Specialty Manufacturing Ltd., a British Columbia, Canada corporation; Acme Acquisition Corp., a Washington corporation; Benjamin H. Mayers, Lois E. Mayers, Ronald S. Mayers, Karen Gamoran and Beth Weisfield, as amended by Amendment No. 1 to Asset Purchase Agreement (the "Asset Agreement"). Unless otherwise defined herein or the context hereof otherwise requires, terms used in this Promissory Note which are defined in the Asset Agreement shall have the meanings set forth in the Asset Agreement.

      2. FINAL BALANCE SHEET PAYMENT. Six Hundred Thousand Dollars ($600,000.00) of the principal balance of this Promissory Note together with interest thereon at the rate of eight percent (8%) per annum, shall be due and payable within two
(2) business days following the determination of the Final Balance Sheet in accordance with Section 4.03 of the Asset Agreement, subject to offset for the Adjustment set forth in Section 4.03(H) of the Asset Agreement and as provided in paragraph 5 below.

      3. OTHER PRINCIPAL PAYMENT. (i) One Million Dollars ($1,000,000.00) of the principal balance of this Promissory Note together with any accrued and unpaid interest thereon shall be due and payable six (6) months from the date hereof, of which Five Hundred Thousand Dollars ($500,000.00) shall be subject to Offset as provided in paragraph 5 below, (ii) Five Hundred Thousand Dollars ($500,000.00) of the principal balance of this Promissory Note, together with any accrued and unpaid interest thereon, shall be due and payable, subject to Offset as provided in paragraph 5 below, twelve (12) months from the date hereof, and (iii) Eight Hundred Thousand Dollars ($800,000.00) of the principal balance of this Promissory Note together with any accrued and unpaid interest thereon shall be due and payable, subject to Offset as provided in paragraph 5 below, twenty-four (24) months and one day from the date hereof. No payments of principal or interest shall be subject to Offset or deduction for any reason except as expressly set forth in paragraph 2 above, this paragraph 3 and in accordance with the procedures in paragraph 5 below.

      4. INTEREST. Interest on the unpaid principal balance of this Promissory Note, other than with respect to the Six Hundred Thousand Dollar ($600,000.00) portion first referenced above (which shall bear interest at the rate of eight percent (8%) per annum), shall accrue at the rate of twelve percent (12%) per annum during the first six months that this Promissory Note shall remain outstanding and at the rate of ten percent (10%) per annum thereafter (except with respect to the Eight Hundred Thousand Dollar ($800,000.00) portion due in 24 months and one day which shall continue to bear interest at twelve percent (12%) per annum), with interest being paid to Holder monthly in arrears on the 20th day of each month. In the event that an amount which would otherwise be due and payable becomes subject to Offset as hereinafter provided, Maker may suspend payment of interest on that portion of the principal that is the subject of Offset; provided, however, in the event that all or any portion of the principal that is the subject of Offset is ultimately determined to be properly payable to Holder, regardless of whether such amount is deposited with the Escrow Agent pursuant to Section 5, Maker shall, within two (2) business days of such determination, pay to Holder the amount of interest that otherwise would have accrued on the Offset amount from the date that Maker effected the Offset until the date such accrued interest is actually paid.

      5. OFFSET. Upon the completion of the definitive Final Balance Sheet and the determination of the Adjustment, if any, pursuant to Section 4.03(H) of the Asset Agreement, Maker may offset against the Six Hundred Thousand Dollar ($600,000.00) portion of the principal first referenced above the amount of the Adjustment (if negative to Holder), if any. From time to time, Maker may also Offset any other portions of the principal that are subject to Offset as described in paragraph 3 above, by asserting a proper claim by it against Sellers or Stockholders under the Asset Agreement, for any amount claimed by Maker pursuant to the indemnification provision contained in ARTICLE VIII of the Asset Agreement, and following the procedures as provided herein. When asserting a claim of offset, Maker shall give notice thereof to Sellers and Stockholders, which notice shall specify the amount of the claim and shall identify such provision of the Asset Agreement which it asserts gives rise to such claim. If on or before ten (10) business days after Maker shall have delivered such notice to Sellers and Stockholders it shall not have received written notice from Sellers or Stockholders questioning the propriety of such claim, the amount specified in Maker's notice shall be deemed an Offset against this Promissory Note. If, however, on or before ten (10) business days after such notice shall have been given to Sellers and Stockholders, Maker shall receive written notice from Sellers or any Stockholder questioning the propriety of such claim or any part thereof, the amount specified in Maker's request not questioned by Sellers or Stockholders shall be deemed an Offset against this Promissory Note, and the amount specified in Maker's request that is questioned by Sellers or any Stockholder ("Offset Dispute") shall be deemed an Offset against this Promissory Note only upon: (i) Maker, Sellers and Stockholders finally agreeing to an Offset, or (ii) the receipt of a final decision of a court of competent jurisdiction with respect to such claim, which decision is final and not appealable. In addition, if any portion of a payment due under this Promissory
Note is the subject of an Offset Dispute at the time the payment is otherwise due and payable pursuant to paragraphs 2 or 3 above, then Maker shall pay the portion subject to the Offset Dispute to Texas Commerce Bank, National Association, as escrow agent (the "Escrow Agent") to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement attached to the Asset Agreement as Exhibit B until (i) the Maker, Sellers and Stockholders finally agree to an Offset or, (ii) the receipt of a final decision of a court of competent jurisdiction with respect to such claim, which decision is final and nonappealable.

      6. BUSINESS PURPOSE. Maker hereby represents and warrants to Holder that the proceeds of this Promissory Note shall be used by Maker exclusively for commercial and business purposes, and that none of the proceeds of this Promissory Note shall be used by Maker for personal, family or household purposes.

      7. PLACE OF PAYMENT. All payments pursuant to this Promissory Note shall be made to Holder at 13434 NE 16th Street, Bellevue, Washington 98005, or such other address as Holder may hereafter designate from time to time.

      8. STOCK OFFERING. Notwithstanding anything to the contrary in this Promissory Note, if, at any time, the Guarantor (as defined below) completes a public stock offering of its securities, the entire unpaid principal balance of this Promissory Note, together with any accrued and unpaid interest thereon, shall accelerate and become due and payable on the twentieth (20th) day following the sale of such securities.

      9. DEFAULT INTEREST. If Maker fails to make any payment when due under this Promissory Note or under the promissory note attached as Exhibit C to the Co-Tenancy Agreement, or if Maker fails to fully and strictly comply with their terms and conditions, or if Maker otherwise defaults hereunder, and notwithstanding any payment subordination applicable to Holder with respect to the obligations herein, this Promissory Note shall bear interest from the date of default by Maker until the default is fully cured at a default interest rate equal to eighteen percent (18%) per annum ("Default Rate"). Notwithstanding the foregoing, if Maker defaults as described in this paragraph or in paragraph 10, at the option of Holder, this entire Promissory Note shall become immediately due and payable; provided, however, Holder shall not have the right to accelerate based on Maker's failure to pay any monthly interest payment when due unless such failure shall continue for more than three (3) days after the due date thereof. After acceleration, this Promissory Note shall bear interest at the Default Rate.

      10. CROSS-DEFAULT. Play By Play Toys & Novelties, Inc. ("PBYP"), Arturo Torres ("Torres"), Maker and Holder are parties to that certain Intercreditor Agreement dated of even date herewith. Maker and Holder agree that any default by Maker, PBYP or Torres under that Intercreditor Agreement shall constitute a default by Maker under this Promissory Note, thereby entitling Holder to Default Interest and the right to accelerate payment of this Promissory Note as provided in paragraph 9.

      11. MAXIMUM INTEREST. Notwithstanding any other provision of this Promissory Note, fees, interest and charges payable pursuant to this Promissory Note shall not exceed the maximum, if any, permitted by governing law.

      12. SECURITY. This Promissory Note is secured by a Security Agreement of even date herewith covering certain assets of Maker and Guarantor, and by second deeds of trust covering certain real property in Los Angeles County, California and Cook County, Illinois.

      13. APPLICABLE LAW. This Promissory Note shall be construed in accordance with and governed by the laws of the State of Colorado.

      14. SUCCESSORS AND ASSIGNS. This Promissory Note shall inure to the benefit of Holder and any successor or assignee of Holder and shall be binding upon Maker and Maker's successors and assignees.

      15. COSTS AND EXPENSES. Maker shall pay all costs and expenses which Holder may incur in connection with this Promissory Note because of Maker's default, including, without limitation, reasonable attorneys' fees and costs. Any judgment recovered by Holder shall bear interest at the Default Rate, not to exceed the highest rate then permitted by law on such a judgment. The venue of any action pursuant to this Promissory Note shall be had first in the Federal District Court for the District of Colorado, and absent jurisdiction in that Court, in the State District Court, Second District, Denver County, Colorado.

      16. LIABILITY. Maker hereby waives demand, presentment for payment, notice of intention to accelerate the maturity, protest and notice of protest and nonpayment. Maker hereby further agrees that none of the following events (with or without notice) shall diminish, impair or otherwise affect the liability of Maker with respect to this Promissory Note: (a) any modification or extension of the terms of this Note; or (b) any release of any party liable pursuant to this Promissory Note.

      17. NOTICES. Any notices or other communications required or permitted to be given hereunder to Maker or Holder shall be sufficient if in writing and deemed to have been duly given and received (i) if delivered by hand or telecopy on the date of such delivery; (ii) if by overnight courier on the day of such scheduled arrival, and (iii) if mailed by registered or certified mail with postage prepaid three business days following deposit in the United States mail, addressed as follows:

      If to Maker:            ACE NOVELTY ACQUISITION CO., INC.
                              4400 Tejasco
                              San Antonio, TX 78218
                              ATTN:  Mark A. Gawlik, President

      With a copy to:         KLENDA, MITCHELL, AUSTERMAN
                                 & ZUERCHER, L.L.C.
                              1600 Epic Center
                              301 North Main Street
                              Wichita, KS  67202-4888
                              ATTN:  Gregory B. Klenda, Esq.

      If to Holder:           ACE NOVELTY CO., INC.
                              13434 N.E. 16th Street
                              Bellevue, WA  98005
                              ATTN:  Ronald S. Mayers, President

      With Copy to:           Ronald S. Mayers
                              4210 134th N.E.
                              Bellevue, WA  98005

                              Karen Gamoran
                              8100 Evergreen Lane
                              Mercer Island, WA  98040

                              Beth Weisfield
                              6021 SE 22nd Street
                              Mercer Island, WA  98040

      And to:                 LANE POWELL SPEARS LUBERSKY
                              1420 Fifth Ave., Suite 4100
                              Seattle, WA 98101-2338
                              ATTN:  Michael E. Morgan, Esq.

or such substituted address as any party shall have given notice to the other in writing.

      EXECUTED as of the date and year first written above.

                                                ACE NOVELTY ACQUISITION CO.,
                                                INC., a Texas corporation


                                                ---------------------------
                                                Mark A. Gawlik, President


                                   GUARANTY

      PLAY BY PLAY TOYS & NOVELTIES, INC., a Texas corporation and the parent of Maker ("Guarantor"), hereby unconditionally and irrevocably guarantees the due and punctual payment and performance of all of Maker's obligations under or otherwise related to the Promissory Note. This guarantee shall continue in favor of Holder notwithstanding any renewal, extension, modification or amendment of the Promissory Note, and no renewal, extension, modification or amendment shall in any manner release or discharge Guarantor. Guarantor hereby waives notice of any consents to any such renewal, extension, modification or amendment. The liability of Guarantor shall be primary and Holder may, at its option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Maker. Guarantor hereby waives notice of any demand and notice of any default under the Promissory Note. The terms and provisions of this guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

                                                GUARANTOR:

                                                PLAY BY PLAY TOYS & NOVELTIES,
                                                INC., a Texas corporation


                                                By __________________________
                                                   Its ______________________

      The payment of the indebtedness evidenced hereby, as well as the liens, security interests and assignments securing such indebtedness, has been subordinated to the payment of certain indebtedness owing to Chemical Bank, Agent, as well as the liens, security interests and assignments securing the payments of such indebtedness owing to Chemical Bank, Agent for the ratable benefit of various lenders, pursuant to the terms of that certain Subordination Agreement dated effective June 20, 1996, between Ace Novelty Acquisition Co., Inc., Play By Play Toys & Novelties, Inc., Newco Novelty, Inc., Ace Novelty Co., Inc. and Chemical Bank, Agent.